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                                                                      EXHIBIT 2



                          REGISTRATION RIGHTS AGREEMENT

                                      among

                          INTEK DIVERSIFIED CORPORATION

                                       and

                           ROAMER ONE HOLDINGS, INC.,

                       SECURICOR COMMUNICATIONS, LIMITED,

                            SIMMONDS CAPITAL LIMITED,

                       MIDLAND INTERNATIONAL CORPORATION,

                          ANGLO YORK INDUSTRIES, INC.,

                            CHOI & CHOI, HK LIMITED,

                                       and

                                 MURRAY SINCLAIR





                          Dated as of December 3, 1996













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                                TABLE OF CONTENTS

                                                                            Page

      1.    Definitions....................................................  2

      2.    Demand Registration............................................  4
            a.    Demand for Registration..................................  4
            b.    Number of Demand Registrations...........................  4
            c.    Expenses.................................................  6
            d.    Effective Registration Statement.........................  6
            e.    Priority in Requested Registrations......................  6
            f.    Selection of Underwriters................................  7

      3.    Incidental Registration........................................  7
            a.    Participation in Incidental Registrations................  7
            b.    Priority in Incidental Registrations.....................  8

      4.    Limitations....................................................  9

      5.    Registration Procedures........................................ 10

      6.    Expenses....................................................... 12

      7.    Indemnification................................................ 13
            a.    By the Company........................................... 13
            b.    By Holders of Registrable Securities..................... 13
            c.    Notice................................................... 14
            d.    Contribution............................................. 15

      8.    Holder to Provide Information.................................. 15

      9.    Rule 144 Reporting............................................. 16

      10.  Granting of Registration Rights................................. 16

      11.  Remedies........................................................ 16

      12.  MISCELLANEOUS................................................... 17
            a.    Waivers and Amendments................................... 17
            b.    Entire Agreement......................................... 17
            c.    Governing Law............................................ 17
            d.    Notices.................................................. 17
            e.    Counterparts............................................. 18
            f.    Successors and Assigns................................... 18
            g.    Third Parties............................................ 18
            h.    Termination of Prior Agreement........................... 18




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                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of December 3, 1996, by and among INTEK DIVERSIFIED CORPORATION, a California corporation (the "Company"), ROAMER ONE HOLDINGS, INC. ("Roamer"), a Delaware corporation, SECURICOR COMMUNICATIONS LIMITED, ("Securicor Communications"), a corporation organized under the laws of England and Wales, SECURICOR INTERNATIONAL LIMITED ("Securicor International" and, together with Securicor Communications, "Securicor"), a corporation organized under the laws of England and Wales, SIMMONDS CAPITAL LIMITED ("Simmonds"), a corporation organized under the laws of Ontario, Canada, MIDLAND INTERNATIONAL CORPORATION ("Midland"), a Delaware corporation, ANGLO YORK INDUSTRIES, INC. ("Anglo York"), a Delaware corporation, CHOI & CHOI, HK LIMITED, a limited liability company organized under the laws of Hong Kong, MURRAY SINCLAIR, and such other holders of Registrable Securities (as defined herein) as may execute and deliver a counterpart of this Agreement to the Company.

                                    Recitals

A. On September 23, 1994, the Company entered into a Registration Rights Agreement (the "1994 Registration Rights Agreement") granting certain registration rights to Simmonds, Roamer, Anglo York and Howard Davis.

B. On June 18, 1996, the Company entered into a Stock Purchase Agreement with Securicor Communications (the "SECURICOR AGREEMENT), pursuant to which the Company has agreed to acquire all of the stock (other than certain preferred stock) of Securicor Radiocoms Limited, a wholly-owned subsidiary of Securicor.

C. On September 18, 1996, the Company entered into an Amended and Restated Sale of Assets and Trademark Agreement (the "SIMMONDS AGREEMENT; and collectively with the SECURICOR AGREEMENT, the INVESTOR AGREEMENTS") with Simmonds and Midland, pursuant to which SIMMONDS AGREEMENT the Company acquired certain assets of Midland.

D. Pursuant to the terms of the SECURICOR AGREEMENT, upon consummation of the transactions contemplated in the SECURICOR AGREEMENT Securicor Communications is to acquire 25,000,000 shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock"), increasing



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      Securicor's holdings of Common Stock to 25,937,042 shares (approximately
      63.7% of the then issued and outstanding shares of Common Stock).

E. Pursuant to the terms of the SIMMONDS AGREEMENT, Midland acquired 150,000 shares of Common Stock as of the date hereof, and upon consummation of the transactions contemplated in the SECURICOR AGREEMENT, Midland is to acquire up to 2,350,000 additional shares of Common Stock thereby increasing Midland and Simmonds' beneficial interest in Common Stock to up to 5,044,183 shares (12.4% of then issued and outstanding shares of Common Stock).

F. The termination of the 1994 Registration Rights Agreement, the grant of the registration rights and other shareholder rights contained herein and the execution and delivery of this Agreement by the parties hereto is a condition precedent to Securicor Communications' and Simmonds' and Midland's obligations under the INVESTOR AGREEMENTS.

                                   Agreements

            NOW THEREFORE, the parties to this Agreement hereby agree as follows:

1.    Definitions.

      For purposes of this Agreement, unless the context otherwise requires, the following terms have the meanings set forth below:

            "COMMISSION" means the Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.

            "COMMON STOCK" has the meaning provided in the recitals.

            "DEMAND REGISTRATION" means a registration of Registrable Securities by the Company pursuant to a Demand Registration Request of a then Eligible Demand Holder pursuant to Section 2 of this Agreement

            "DEMAND REGISTRATION REQUEST" means a written request by a then Eligible Demand Holder for the registration of Registrable Securities.

            "ELIGIBLE DEMAND HOLDER" means (a) each of Securicor, Simmonds, Midland and Roamer, and (b) Anglo York to the extent



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that Anglo York holds, and only with respect to, Registrable Securities which are eligible to be registered by the Company under the Securities Act on a Form S-3 Registration Statement (as determined by agreement between the Company and the Holder of such Registrable Securities).

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission enacted from time to time in connection therewith, as the same shall be in effect from time to time.

            "HOLDER" means, so long as such Person owns a beneficial interest in Common Stock, Roamer, Securicor, Simmonds, Anglo York and such other holders of Registrable Securities who are parties hereto, and their respective successors and assigns.

            "PERSON" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity (including any department or agency thereof).

            "REGISTRATION EXPENSES" means, except as otherwise set forth in this Agreement, all expenses incident to the Company's performance of or compliance with its obligations to register Registrable Securities under this Agreement, including, without limitation, (a) all registration, filing and NASD fees, (b) all fees and expenses of complying with applicable United States federal and state securities laws, (c) all word processing, duplicating and printing expenses, (d) messenger and delivery expenses, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (f) if shares of Midland, Securicor or Roamer are being registered pursuant to a Demand Registration under this Agreement, the reasonable fees and disbursements of counsel retained by Midland, Securicor or Roamer in connection with such registration, up to an aggregate maximum amount of $25,000 for such registration (it being understood that if more than one of Midland, Securicor and Roamer is participating in any such registration they shall mutually agree on a single counsel to represent all of them with respect to such registration), (g) premiums and other costs of policies of insurance against liabilities arising out of the public offering of Registrable Securities (if the Company elects to obtain any such insurance), and
(h) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts, commissions and



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transfer taxes, if any, related to the sale of a Holder's Registrable Securities pursuant to such registration.

            "REGISTRABLE SECURITIES" means (a) any share of Common Stock now or hereafter held by a Holder, (b) any option or other right to acquire Common Stock, and (c) any securities issued or issuable with respect to Registrable Securities, whether by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Registrable Securities shall cease to be such when
(i) such Registrable Securities have been disposed of in accordance with a registration statement which shall have become effective under the Securities Act, or (ii) such Registrable Securities shall have been sold in a manner complying with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) such Registrable Securities shall have been transferred, new certificates evidencing such Registrable Securities without legends restricting further transfer shall have been delivered by the Company, and subsequent public distributions of such Registrable Securities shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect, or (iv) such Registrable Securities shall have ceased to be issued and outstanding.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission enacted from time to time in connection therewith, as the same shall be in effect from time to time.

2.    Demand Registration.

      a. Demand for Registration. Upon the receipt from a then Eligible Demand Holder of a Demand Registration Request for the registration of some or all of the Registrable Securities owned by such Eligible Demand Holder at the time of such Demand Registration Request, the Company shall, as soon as reasonably practicable, but in any event within 30 calendar days after receipt of a Demand Registration Request: (i) file a registration statement the form of which is, under the rules and regulations of the Commission, suitable for effecting a public offering in which the Eligible Demand Holders shall be entitled to offer for sale and to sell, pursuant to such registration statement and in the manner requested by such Eligible Demand Holder in the Demand Registration Request, the amount of Registrable Securities as specified in such Demand Registration Request; and (ii) use its best efforts to cause such registration



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statement to become effective within 90 days after the filing of the registration statement. The Company shall use its best efforts to cause such registration statement to remain effective for the lesser of 150 days after the date such registration statement is declared effective or the period required to effect such sale of Registrable Securities; provided, however, that if all shares registered pursuant to such registration statement are to be sold in a firm commitment underwriting and the underwriter or underwriters determine, in its or their sole discretion, that a period greater than 150 days is necessary in order to consummate such offering, the Company shall use commercially reasonable efforts to cause such registration statement to remain in effect for the period requested by the underwriter or underwriters.

      b. Number of Demand Registrations. Each of the Eligible Demand Holders shall be entitled to the number of demand registrations under this Section 2(a) as set forth below opposite their names, PROVIDED, that (i) the minimum number of Registrable Securities offered for registration pursuant to a Demand Registration shall be as set forth below opposite the name of the Holder demanding such registration, and (ii) the reasonably anticipated aggregate offering price of such Registrable Securities offered pursuant to such Demand Registration exceeds Three Million Dollars ($3,000,000):

                                    NO. OF DEMAND        MINIMUM SHARES
ELIGIBLE DEMAND HOLDER              REGISTRATIONS       To be Registered
----------------------              -------------       ----------------

Securicor                                 5                 2,500,000

Simmonds and Midland,                     3                 1,250,000
   collectively

Roamer                                    2                 1,250,000

Anglo York                                1                 NO MINIMUM

; provided, however, that the minimum number of shares to be registered by each Eligible Demand Holder shall be adjusted as appropriate to reflect any stock dividends, stock splits, combinations, exchanges, reorganizations, recapitalizations or reclassifications of the Registrable Securities or in connection with any merger, consolidation or other similar business combination transaction involving the Company. In the event that an Eligible Demand Holder delivering a Demand Registration Request determines for any reason (other than at the request or recommendation of the Company or the managing underwriters) not



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to proceed with a registration of Registrable Securities requested pursuant to this Section 2 at any time before the registration statement has been declared effective by the Commission and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Securities covered thereby, and such Eligible Demand Holder reimburses the Company for the Registration Expenses incurred by it in connection therewith, then the Eligible Demand Holder shall not be deemed to have exercised one of its Demand Registration rights. If the Eligible Demand Holder determines not to proceed with such a Demand Registration upon the request or recommendation of the Company or the managing underwriters, the Eligible Demand Holder shall not be required to reimburse the Company for its Registration Expenses and the Eligible Demand Holder shall not be deemed to have exercised one of its Demand Registration rights.

      The Company shall not, without the prior written consent of Securicor, Midland, Simmonds and Roamer, effect any registration of its securities (other than on Form S-4 or Form S-8) from the date the Company receives a Demand Registration Request until the earlier of (a) 90 days after the date on which all securities covered by such Demand Registration Request have been sold or (b) 150 days after the effective date of the registration statement covering such Registrable Securities. If the Company does not effect a registration statement requested pursuant to a Demand Registration Request under this Section 2 for the reasons set forth in the immediately preceding sentence, the Eligible Demand Holders shall not be deemed to have exercised one of their Demand Registration rights.

      c. Expenses. Except as otherwise provided herein, the Company shall bear all Registration Expenses associated with any Demand Registration undertaken pursuant to a Demand Registration Request initiated by Securicor, Midland or Roamer. The Company shall, in the aggregate on a one-time basis, bear only $25,000 in Registration Expenses incurred by Anglo York for registrations undertaken pursuant to this Section 2 which were initiated by a Demand Registration Request of Anglo York, with the balance as reasonably estimated by the Company, or adequate security therefor as determined in the sole discretion of the Company, to be provided or paid to the Company by Anglo York at the time the Company agrees to undertake a Demand Registration at its request. Each Holder participating in any such registration shall be responsible for, and shall pay, any transfer taxes and any fees or commissions of underwriters, selling brokers and dealers relating to the sale or distribution of the Registrable



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Securities being sold by such Holder pursuant to such registration.

      d. Effective Registration Statement. A registration requested pursuant to this Section 2 shall not be deemed to be effected (i) if a registration statement with respect thereto shall not have become effective, (ii) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any Person, and the result of such interference is to prevent the Eligible Demand Holder(s) of Registrable Securities to be sold thereunder from disposing thereof in accordance with the intended methods of disposition, or (iii) if the conditions to closing (other than those to be performed by the Eligible Demand Holder(s)) specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten registration shall not be satisfied or waived with the consent of the Eligible Demand Holder(s) of Registrable Securities that were to have been sold thereunder.

      e. Priority in Requested Registrations. If a Demand Registration pursuant to this Section 2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Eligible Demand Holder(s) demanding such Demand Registration, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering (i) first, Registrable Securities requested to be included in such registration for each Eligible Demand Holder exercising its right to demand registration pursuant to this Section 2 in an amount determined pursuant to the following formula: (x) the number of Registrable Securities which such Eligible Demand Holder's Demand Registration Request demands be included in such registration, divided by, (y) the aggregate number of Registrable Securities for which Demand Registration Requests are made with respect to the subject registration; and (ii) second, securities of the Company proposed by the Company to be sold for its own account. If two or more Eligible Demand Holders made demand and pursuant to the foregoing managing underwriters opinion the aggregate number of Registrable Securities stated in such Eligible Demand Holders' Demand Requests exceed the number of securities which can be sold in such offering within a price range acceptable to the Eligible Demand Holder(s) demanding such Demand Registration, then any such Eligible Demand Holders may withdraw all of their



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Demand Request being deemed to have exercised a Demand and without being liable to the Company for any Registration Expenses. If this Section 2 is applicable in connection with any such registration, (i) no securities other than Registrable Securities or securities of the Company proposed by the Company to be sold for its own account shall be covered by such registration, (ii) the Company will not grant any registration rights inconsistent with the provisions of this Section 2, and (iii) each Eligible Demand Holder selling Registrable Securities pursuant to such registration shall be deemed to have exercised a Demand right.

      f. Selection of Underwriters. In the case of any public offering pursuant to the exercise of a right for Demand Registration by an Eligible Demand Holder, the underwriter or underwriters for such offering shall be selected by the Company.

3.    Incidental Registration.

      a. Participation in Incidental Registrations. Each time the Company shall determine to proceed with the preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its equity securities, whether by the Company or any of its security holders (other than on Forms S-4 or S-8, or any successor or similar form), the Company shall give written notice of its determination to the Holders as soon as practical, but in no event, less than 30 days prior to the filing of such registration statement with the Commission. Upon the written request of a Holder given to the Company within 15 days after the mailing of any such notice by the Company, the Company shall, subject to Section 5 hereof, cause all Registrable Securities which such Holder has requested to be registered to be included in such registration statement; provided, however, that if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to the Holders and, upon the giving of such notice, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but shall pay all Registration Expenses incurred by Holders of Registrable Securities in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the



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delay in registering such other equity securities. No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration under Section 2, except as contemplated by Section 4. A Holder's participation in any such incidental registration shall not require that it pay any portion of the Registration Expenses incurred by the Company, except transfer taxes, and any fees, discounts and commissions of underwriters, selling brokers or dealers applicable to shares sold by such Holder.

      b. Priority in Incidental Registrations. If (i) a registration pursuant to this Section 3 involves an underwritten offering of the securities so being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holders (if any Registrable Securities held by the Holders have been requested to be included in such underwritten offering) by letter of its belief that the distribution of all or a specified number of the Registrable Securities requested to be included concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the appropriate number of the Registrable Securities requested to be included which may be distributed without such effect), then the Company may, upon written notice to all the Holders, reduce (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of the Registrable Securities requested to be included so that the resultant aggregate number of the Registrable Securities requested to be included that will be included in such registration shall be equal to the maximum number of shares stated by such managing underwriter letter as would not so interfere; provided, however, that the priority in such registration shall be as follows, (i) first, securities offered for the account of the Company or, if such registration is for a security holder exercising a Demand Registration, then securities offered for the account of such security holder, and (ii) second, the Registrable Securities of each Holder pro rata in proportion to their share of the then outstanding Registrable Securities; provided, that Registrable Securities of Securicor or any of its Affiliates shall not be included in the first such registration by the Company after the date of this Agreement unless, and only to the extent that, the aggregate number of Registrable Securities being offered for the account of the Company, Simmonds, Midland and Roamer, collectively, do not equal the maximum number of shares stated by



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such managing underwriter letter; and provided, further, that during the two-year period following the date hereof Securicor and its Affiliates shall not, collectively or individually, be entitled to offer for registration pursuant to the foregoing clause (ii) more than 25% of the number of shares stated in such managing underwriter's letter. Notwithstanding anything in this
Section 3.b. to the contrary, Holders shall not have any right to include their Registrable Securities in any distribution or registration of securities by the Company, which is a result of a (1) merger, (2) consolidation, (3) acquisition,
(4) exchange offer, (5) recapitalization, (6) other reorganization, (7) dividend reinvestment plan, (8) stock option plan or other employee benefit plan, or (9) any similar transaction having the same effect.

4. Limitations. Notwithstanding the provisions of Sections 2, and 3 hereof: (a) the Company shall have the right to delay or suspend the preparation and filing of a registration statement for up to 90 days if in the reasonable and good faith judgment of a majority of the Directors on the Board of Directors of the Company such preparation or filing would impede, delay or interfere in any material fashion with any material financing or material business transaction actively being pursued by the Company at time of receipt of the request for such registration or with the ability of the Company to conduct its affairs or would have a material adverse effect on the business, properties or financial condition of the Company; provided, however, that the Company shall use its best efforts to cause any such registration statement to become effective within 150 days of receipt of the request therefor and shall only be entitled to utilize this clause once in any 12 month period; (b) if, prior to receiving a request for registration, the Company is working on an underwritten public offering of Common Stock (a "Company Initiated Public Offering") and is advised by the managing underwriter(s) in writing that such offering would in its or their opinion be adversely affected by such filing, then the Company shall have the right, upon notice to the Holder requesting registration within 14 days after receipt of such request, to delay or suspend the filing of the registration statement requested by such Holder; provided that the Company shall use its best efforts to cause any such registration statement requested by the Holders to become effective within 180 days (or, if required by the underwriters for the Company Initiated Public Offering, within 270 days) after the date on which all securities covered by the Company Public Offering have been sold, and that the Company shall use its best efforts to include any Registrable Securities that are the subject of a notice delivered by Holders under Section 3 in the registration



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statement for such Company Initiated Public Offering; and (c) the Company shall not be required to prepare or file a registration statement with respect to any Demand Request under Section 2 if the reasonably anticipated aggregate offering price of such Registrable Securities does not exceed Three Million Dollars ($3,000,000) or if the Holders making the Demand Registration Requests would be able to sell all the Registrable Securities they have requested to sell pursuant to Rule 144 under the Securities Act.

5. Registration Procedures. If and whenever the Company is required by the provisions of Sections 2 or 3 to effect the registration of any Registrable Securities under the Securities Act, the Company will:

      a. prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective as provided herein;

      b. prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the earlier of (i) the date on which all Registrable Securities covered by such registration statement have been sold and (ii) 150 days after the effective date of such registration statement;

      c. use its best efforts to register or qualify the Registrable Securities for sale under such other securities or blue sky laws of such jurisdictions as the Holders may reasonably request (such reasonableness being determined on the basis of factors such as the cost to the Company) and do any and all other acts and things which may be reasonably necessary or desirable to enable the Holders to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business as a foreign corporation subject itself to taxation, or consent to general service of process, in any jurisdiction wherein it would not, but for the requirements of this Section 5, be obligated to be so qualified;

      d. furnish to the Holders and to the underwriters of the securities being registered a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as the Holders or underwriters may reasonably request in order to facilitate the public offering of such securities;



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      e. prepare and file with the Commission, promptly upon the request of the
Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the Holders;

      f. prepare and promptly file with the Commission, and promptly notify the Holders of the filing of, any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein, in the light of the circumstances in which they were made, not misleading;

      g. notify each seller of any Registrable Securities covered by such registration statement and the managing underwriter (as such term is defined in Rule 12b-2 under the Exchange Act), if any, promptly and, if requested by any such person, confirm such notification in writing, (i) when a prospectus or any prospectus supplement has been filed with the Commission, and, with respect to a registration statement or any post-effective amendment thereto, when the same has been declared effective by the Commission, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus, or for additional information, (iii) of the issuance by the Commission of any stop order or the initiation of any proceedings for such or a similar purpose (and the Company shall make every commercially reasonable effort to obtain the withdrawal of any such order at the earliest possible moment),
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (and the Company shall make every commercially reasonable effort to obtain the withdrawal of any such suspension at the earliest possible moment),
(v) of the occurrence of any event which requires the making of any changes to a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (and the Company shall promptly



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prepare and furnish to such seller and managing underwriter a reasonable number of copies of a supplemented or amended prospectus such that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading), and (vi) of the Company's determination that the filing of a post-effective amendment to the Registration Statement shall be necessary or appropriate. Each Holder shall be deemed to have agreed by acquisition of Registrable Securities that upon the receipt of any notice from the Company of the occurrence of any event of the kind described in clause (v) of this Section 5(g), such Holder shall forthwith discontinue such Holder's offer and disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder shall have received copies of a supplemented or amended prospectus which is no longer defective as contemplated by clause (v) of this Section 5(g), and, if so directed by the Company, shall deliver to the Company, at the Company's expense, all copies (other than permanent file copies) of the defective prospectus covering such Registrable Securities which are then in such Holder's possession. In the event the Company shall provide any notice of the type referred to in the preceding sentence, the 150-day period mentioned in Section 5.b(ii) shall be extended by the number of days from and including the date such notice is provided, to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received copies of the corrected prospectus contemplated by clause (v) of this Section 5(g), plus an additional seven days;

      h. at least three days prior to the filing of any amendment or supplement to such registration statement or prospectus, furnish copies thereof to the Holders and refrain from filing any such amendment or supplement to which the Holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

      i. at the request of the Holders, obtain an opinion from counsel to the Company, and a "cold comfort" letter from an independent certified public accounting firm of national recognition and standing who have certified the Company's financial statements included in the registration statement or any amendment thereto, in each case in form and substance satisfactory to the majority in interest of the Holders participating in the registration ("Majority Holders"), and covering such matters of the type customarily covered by such opinions and "cold comfort" letters as the Majority Holders shall reasonably request.

6. Expenses. Except as otherwise provided herein, the Company shall bear all reasonable Registration Expenses. Each Holder participating in any such registration shall be responsible for, and shall pay, any transfer taxes and any fees or commissions of underwriters, selling brokers and dealers relating to the sale or distribution of the Registrable Securities being sold by such Holder pursuant to such registration, as well as any fees of counsel to such Holder that are not specifically designated as Registration Expenses in Section 1 hereof and any fees and disbursements of any accountants retained by such Holder.

7.    Indemnification.

      a. By the Company. The Company shall indemnify and hold harmless each Holder, its officers, directors and employees, and any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability or claims, to which such Holder, or any officer, director or employee of such holder, or any such underwriter or controlling person becomes subject under the Securities Act or otherwise, and subject to the provisions of Section 8(c) hereof to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions (as provided herein), insofar as such losses, damages, liabilities, claims, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, claim, cost or expense arises out of or is based upon
(i) an untrue statement or alleged untrue statement or omission or alleged omission (other than a statement or omission about the

Company) made in conformity with information furnished by the Holder seeking indemnification in writing specifically for use in the preparation of a registration statement or (ii) a Holder's failure to deliver a copy of the registration statement, prospectus or any amendments or supplements thereto.

      b. By Holders of Registrable Securities. Each Holder of Registrable Securities included in a registration pursuant to this Agreement shall indemnify and hold harmless the Company, its officers, directors and agents, each other Holder, any underwriter and each person, if any, who controls the Company, such other Holder or such underwriter, from and against any and all loss, damage, liability or claim, to which the Company or its officers, directors or agents, or such other Holder or any controlling person and/or any underwriter becomes subject under the Securities Act or otherwise and to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such indemnifying Holder specifically for use in the preparation of such registration statement, provided that the obligations of the Holder hereunder shall be limited to an amount equal to the net proceeds to the Holder from the sale of such Holder's Registrable Securities as contemplated hereunder.

      c. Notice. Promptly after receipt by an indemnified party of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will promptly notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (ii) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding within a reasonable time after notice of commencement of the action, suit, claim or proceeding, or (iii) such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (ii) or (iii) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party. If, in any case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent (which consent in the case of an action, suit, claim or proceeding exclusively seeking monetary relief shall not be unreasonably withheld). Such indemnification shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

       d. Contribution. If the indemnification from the indemnifying party as provided in this Section 7 is unavailable or is otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue (or alleged untrue) statement of a material fact or omission (or alleged omission) to state a material fact, has been made, or relates to information supplied by such indemnifying party or such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.c. hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any such investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation other than as described above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            If, however, indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in this Section 7 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration.

8. Holder to Provide Information. In the event a Holder requests a registration of Registrable Securities, such Holder shall provide all such information and materials and shall take all such actions as may be reasonably and customarily required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Specifically, the Company may require a Holder to furnish the Company with such information regarding such Holder and the distribution of its securities as is customarily required in such registrations as the Company may from time to time reasonably request in writing and as shall be required by law or the Commission.

9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

      a. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities
Act;

      b. Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

      c. So long as a Holder owns any Registrable Securities, furnish to a Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

10. Granting of Registration Rights. The Company shall not, without the prior written consent of Holders holding at least 65% of the Registrable Securities then held by all the Holders, grant to any Person registration rights of any kind or nature with respect to Registrable Securities or other capital shares or the Company if such rights would have priority over the rights granted to the Holders pursuant to this Agreement, whether in terms of the number of shares which holders may include in any registration, the timing of any registration of shares, the rights of holders to demand registration of shares held by them at the time requested by them, or in any other material respect.

11. Remedies. The Company recognizes and agrees that if the Company fails to comply with its obligations under this Agreement, the Holders may not have an adequate remedy at law. Such failure will cause the Holders irreparable harm for which there may be no adequate remedy at law, and the Company hereby consents to the issuance of an injunction in favor of the Holders by any court of competent jurisdiction. The right of such Holders to obtain an injunction hereunder shall not be considered a waiver of any right on the part of the Holders to recover damages and to assert any other claims for remedies which the Holders may have at law or in equity. The Company agrees to bear any expenses incurred by the Holders, including reasonable attorneys fees, in enforcing their rights under this Agreement except in cases in which it is determined that the Company was not in breach of its obligation to provide such rights.

12.  MISCELLANEOUS.

      a. Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by the Company and Holders holding at least 65% of the Registrable Securities then held by all the Holders. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

      b. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties with respect to the subject matter hereof.

      c. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to the principles of conflicts of law thereof.

      d. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and be deemed to have been duly given if personally delivered or five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

           If to the Company:      INTEK DIVERSIFIED CORPORATION
                                   970 West 190th Street, Suite 720
                                   Torrence, California 90502
                                   Attn: President
           with a copy to:         Kohrman, Jackson & Krantz P.L.L.
                                   One Cleveland Center, 20th Floor
                                   Cleveland, Ohio 44114
                                   Attn:  Steven L. Wasserman, Esq.

           If to a Holder:         To the Person and Address specified
                                   on the signature page for such
                                   Holder.

Any party by written notice to the others may change the address of the persons to whom notices or copies thereof shall be directed.

     e. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

     f. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Holders. A Holder that transfers not less than 100% of the Registrable Securities it then holds to an entity in a transaction that is not registered under the Securities Act shall be entitled to assign its rights hereunder to such entity, which entity shall become a "Holder" for purposes of this Agreement provided that it assumes and agrees to perform all the obligations of a Holder under this Agreement.

     g. Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

     h. Termination of Prior Agreement. This Registration Rights Agreement supersedes and replaces that certain Registration Rights Agreement entered into between the Company, Roamer, Simmonds Capital Limited, a corporation organized under the laws of Ontario, Canada, Anglo York and Davis as of September 23, 1994.

                 [Remainder of Page Intentionally Left Blank.]

           IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Registration Rights Agreement as of the date first written above.

INTEK DIVERSIFIED CORPORATION


By:_______________________________
Name:
Title:

SECURICOR COMMUNICATIONS, LIMITED    SECURICOR INTERNATIONAL, LIMITED


By:_____________________________           By:_________________________________
  Name:                                        Name:
  Title:                                       Title:

Address:__________________________         Address:_____________________________
        __________________________                 _____________________________
        __________________________                 _____________________________
Tel:    __________________________         Tel:    _____________________________
Fax:    __________________________         Fax:    _____________________________

With copies to:                            With copies to:
        __________________________                 _____________________________
        __________________________                 _____________________________
        __________________________                 _____________________________
        __________________________                 _____________________________
Tel:    __________________________          Tel:   _____________________________
Fax:    __________________________          Fax:   _____________________________


SIMMONDS CAPITAL LIMITED                 MIDLAND INTERNATIONAL CORPORATION

By:_____________________________           By:_________________________________
  Name:                                        Name:
  Title:                                       Title:


Address:__________________________         Address:_____________________________
        __________________________                 _____________________________
        __________________________                 _____________________________
Tel:    __________________________         Tel:    _____________________________
Fax:    __________________________         Fax:    _____________________________

With copies to:                            With copies to:
        __________________________                 _____________________________
        __________________________                 _____________________________
        __________________________                 _____________________________
        __________________________                 _____________________________
Tel:    __________________________          Tel:   _____________________________
Fax:    __________________________          Fax:   _____________________________


CHOI & CHOI, HK LIMITED                 ROAMER ONE HOLDINGS, INC.

By:_____________________________           By:_________________________________
  Name:                                        Name:
  Title:                                       Title:

Address:__________________________         Address:_____________________________
        __________________________                 _____________________________
        __________________________                 _____________________________
Tel:    __________________________         Tel:    _____________________________
Fax:    __________________________         Fax:    _____________________________

With copies to:                            With copies to:
        __________________________                 _____________________________
        __________________________                 _____________________________
        __________________________                 _____________________________
        __________________________                 _____________________________
Tel:    __________________________          Tel:   _____________________________
Fax:    __________________________          Fax:   _____________________________


ANGLO YORK INDUSTRIES, INC.

By:_____________________________
  Name:
  Title:

Address:__________________________
        __________________________
        __________________________
Tel:    __________________________
Fax:    __________________________

With copies to:
        __________________________
        __________________________
        __________________________
        __________________________
Tel:    __________________________
Fax:    __________________________



MURRAY SINCLAIR

Address:__________________________
        __________________________
        __________________________
Tel:    __________________________
Fax:    __________________________

With copies to:
        __________________________
        __________________________
        __________________________
        __________________________
Tel:    __________________________
Fax:    __________________________

                          REGISTRATION RIGHTS AGREEMENT

                           SHAREHOLDER SIGNATURE PAGE

           IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Registration Rights Agreement as of the date first written above.

(If a corporation)                _________________________________


                                  By: _____________________________
                                  Name:
                                  Title:



(If an Individual)                ___________________________________
                                  Name:



                                  Address:  __________________________
                                            __________________________
                                  Telephone:__________________________
                                  Facsimile:__________________________

                       With copies to:      __________________________
                                            __________________________
                                            __________________________
                                  Telephone:__________________________
                                  Facsimile:__________________________